CERTIFICATION

                  I, BONITA J. SMITH, Assistant Secretary of SOUTHERN CALIFORNIA EDISON COMPANY,
certify that the attached is an accurate and complete copy of a resolution of the Board of Directors of the corporation, duly adopted at a meeting of its Board of Directors held on November 18, 2004.

Dated:  December 7, 2004

                                                                    /s/ BONITA J. SMITH
                                                             ----------------------------------
                                                                    Assistant Secretary
                                                             SOUTHERN CALIFORNIA EDISON COMPANY

Page

                                       RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF SOUTHERN CALIFORNIA EDISON COMPANY

                                            Adopted: November 18, 2004

                                                RE: FINANCING PLANS

         WHEREAS, it is in the best interests of this corporation to authorize the issuance, sale, and delivery of one or more series of securities to finance construction expenditures, balancing account undercollections, and other cash needs; to refund outstanding equity or indebtedness; to provide working capital; and for other capital requirements; and

         WHEREAS, it is in the best interests of this corporation to authorize this corporation and its officers to take all actions necessary or desirable to carry out those financing transactions;

         NOW, THEREFORE, BE IT RESOLVED, that this corporation is authorized to issue securities as provided in this resolution, and each of the Chairman of the Board, the Chief Executive Officer, the President, the Chief
Financial Officer, the Treasurer, or any Assistant Treasurer, of this corporation, is authorized to determine the nature, terms, conditions, timing, prices, and principal amounts, which shall not exceed $2.5 billion in the aggregate, of the securities to be issued by this corporation pursuant to this resolution (the "New Securities"), which New Securities may include first and refunding mortgage bonds, pollution control bonds, notes, debentures, preferred securities, preferred stock, and other instruments and obligations; provided that the authority granted to officers of this corporation in this resolution is subject to any provisions of the indentures under which the
New Securities may be issued, this corporation's Articles of Incorporation, or California law, requiring that certain actions be taken by this Board of Directors or a committee of this Board.

         BE IT FURTHER RESOLVED, that the New Securities may be issued pursuant to the terms of (1) the indenture dated October 1, 1923, as amended and supplemented, between this corporation and The Bank of New York, as successor trustee (the "Mortgage Bond Indenture"), (2) the indenture dated as of January 15, 1993, between this corporation and The Bank of New York, as successor trustee (the "Senior Note Indenture"), (3) the indenture dated as of May 1, 1995, between this corporation and Bank One Trust Company, N.A., as trustee (the "Subordinated Note
Indenture"), (4) additional indentures to be entered into by this corporation and one or more trustees ("New
Indentures"), (5) credit agreements, loan agreements, or other agreements or documents ("Agreements"), (6) the
Articles of Incorporation of this corporation (the "Articles"), or (7) certificates of determination of preferences of preferred stock ("Certificates of Determination"); and each of the Chairman of the Board, the
Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, or any
Assistant Treasurer, of this corporation, is authorized to execute and deliver on behalf of this corporation any
New Indentures, Agreements, or Certificates of Determination, and any amendments or supplemental indentures to the Mortgage Bond Indenture, the Senior Note Indenture, the Subordinated Note Indenture, the Articles, any New
Indentures, any Agreements, or the Articles including any Certificates of Determination.

         BE IT FURTHER RESOLVED, that, pursuant to the Mortgage Bond Indenture, as amended by the Eighty-Eighth
Supplemental Indenture thereto, this Board of Directors delegates to each of the Chairman of the Board, the Chief
Executive Officer, the President, the Chief Financial Officer, the Treasurer, and any Assistant Treasurer, acting alone or with one another, the authority to authorize and create additional bonded indebtedness of this corporation in the aggregate principal amount of any first and refunding mortgage bonds to be issued pursuant to this resolution and take all other actions necessary to create first and refunding bonds and cause them to be issued, sold, and delivered pursuant to this resolution.

         BE IT FURTHER RESOLVED, that the issuance and sale of the New Securities may be undertaken through competitively bid public offerings, negotiated public offerings, and competitively bid or negotiated private placements, including offerings made in reliance on Rule 144A or other applicable rules under the Securities Act of 1933, as amended (the "Securities Act"), or any other means that the Chairman of the Board, the Chief
Executive Officer, the President, the Chief Financial Officer, the Treasurer, or any Assistant Treasurer
determines to be advisable.

         BE IT FURTHER RESOLVED, that each of the Chairman of the Board, the Chief Executive Officer, the
President, the Chief Financial Officer, any Vice President, the Treasurer, or any Assistant Treasurer, of this corporation, is authorized to prepare, execute, and file, or cause to be prepared, executed, and filed, with the
California Public Utilities Commission (the "CPUC"), one or more applications and any exhibits, supplements, petitions for modification, or amendments thereto for the purpose of obtaining authorization to issue, sell, and deliver all or part of the New Securities under the California Public Utilities Code.

         BE IT FURTHER RESOLVED, that each of the Chairman of the Board, the Chief Executive Officer, the
President, the Chief Financial Officer, any Vice President, the Treasurer, or any Assistant Treasurer, of this corporation, is authorized to prepare, execute, and file, or cause to be prepared, executed, and filed, with the
Securities and Exchange Commission (the "SEC"), one or more registration statements and any exhibits, supplements, or amendments thereto for the purpose of registering all or part of the New Securities under the
Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or both, and qualifying any indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         BE IT FURTHER RESOLVED, that, if deemed necessary or desirable by the Chairman of the Board, the Chief
Executive Officer, the President, the Chief Financial Officer, the Treasurer, or any Assistant Treasurer, of this corporation, or counsel acting on behalf of this corporation, application may be made for listing any of the New
Securities on any national or foreign stock exchanges, and registration of any of the New Securities may be made under the Exchange Act.

         BE IT FURTHER RESOLVED, that each of the Chairman of the Board, the Chief Executive Officer, the
President, the Chief Financial Officer, any Vice President, the Treasurer, or any Assistant Treasurer, of this corporation, is authorized to execute and deliver on behalf of this corporation a power of attorney appointing
Stephen E. Pickett, W. James Scilacci, Thomas M. Noonan, Robert C. Boada, Beverly P. Ryder, Mary C. Simpson, Paul
Alcala, George T. Tabata, Kenneth S. Stewart, Paige W. R. White, Michael A. Henry, Darla F. Forte, Bonita J.
Smith, Eileen B. Guerrero, and Polly L. Gault, or any one of them, to act severally as attorney-in-fact in their respective names, places, and steads, and on behalf of this corporation, to execute, sign, and file or cause to be filed (1) any registration statement and any exhibits, amendments, or supplements thereto to be filed by this corporation with the SEC for the purpose of registering the New Securities under the Securities Act or the
Exchange Act, or both, and qualifying any indentures under the Trust Indenture Act, and (2) any listing application and any exhibits, amendments, or supplements thereto, and any other required documents, to be filed by this corporation with any stock exchange for the purpose of listing any of the New Securities.

         BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to prepare, execute, and distribute, or cause to be prepared, executed, and distributed, offering circulars, prospectuses, supplemental prospectuses, placement memoranda, or other offering documents, containing such information about this corporation and the New Securities as they, or any of them, or counsel for this corporation may deem necessary or appropriate.

         BE IT FURTHER RESOLVED, that each of the Chairman of the Board, the Chief Executive Officer, the
President, the Chief Financial Officer, any Vice President, the Treasurer, or any Assistant Treasurer is
authorized, at his or her discretion and on behalf of this corporation or otherwise, to execute and file, or cause to be filed, such consents to service of process, powers of attorney, applications, and other documents with such state authorities, and to do such other acts and things, as the officer acting or counsel for this corporation may deem necessary or appropriate to register or qualify any of the New Securities for offer and sale under the securities, Blue Sky, or other similar laws of any states or jurisdictions; provided, however, that this corporation shall not, pursuant to this authorization, qualify as a foreign corporation in any such state or jurisdiction.

         BE IT FURTHER RESOLVED, that, subject to the specific authority granted to certain officers in this resolution, each of the officers of this corporation is authorized to do and perform, or cause to be done and performed, all such acts, deeds, and things, and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments or certificates on behalf of this corporation or otherwise, as each officer may deem necessary or appropriate to carry out fully the purposes of this resolution.

         BE IT FURTHER RESOLVED, that each of the officers of this corporation that is authorized to execute on behalf of this corporation the documents specified or contemplated in this resolution may do so through the act of a duly appointed attorney-in-fact.

         BE IT FURTHER RESOLVED, that the authorization in this resolution is in addition to any effective financing authorizations contained in any other resolutions previously adopted by this Board of Directors.

APPROVED:

/S/ JOHN E. BRYSON
-----------------------------------------
Chairman of the Board

/S/ STEPHEN E. PICKETT
-----------------------------------------
Senior Vice President and General Counsel